EXHIBIT 4.2



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated January 12, 2001 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Series 265 as of January 12, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."


                                                              Grant Thornton LLP

Chicago, Illinois
January 12, 2001